UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 1, 2021, Freeport-McMoRan Inc.’s (“FCX”) 56% owned subsidiary, Koboltti Chemicals Holdings Limited, completed the previously announced sale of its specialty cobalt business based in Kokkola, Finland (“Freeport Cobalt”) to Jervois Global Limited (“Jervois”) for $208 million, including working capital and subject to post-closing adjustments, consisting of cash consideration of approximately $173 million and 7% of Jervois shares valued at approximately $35 million.

Under the terms of the transaction, FCX and its noncontrolling interest partners will have the right to receive up to $40 million in contingent cash consideration based on the future performance of the business.

This specialty cobalt business was no longer strategic to FCX following the sale of its interests in Tenke Fungurume in 2016 and the sale of its cobalt refinery in Kokkola in 2019.

FCX’s share of net proceeds, excluding contingent consideration, approximates $100 million in cash plus approximately 60 million shares of Jervois common stock, which represents 3.93% of Jervois’ outstanding shares.

The financial contribution of the business was not significant to FCX’s financial results during 2020 and the first half of 2021.

FCX expects to record a gain on the transaction in its third-quarter 2021 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
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Kathleen L. Quirk
President and Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: September 1, 2021